EXHIBIT 11
CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1)
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_______________________
Years Ended December 31,                                                   1994
1993        1992
________________________________________________________________________________
_______________________

EARNINGS PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated Statement of Income

Income before cumulative effect of change in
  accounting principle.  .  .  .  .  .  .  .  .  .  .  .               $183,171
$188,494    $194,958
Cumulative effect of applying Statement of
  Financial Accounting Standards No. 109 (SFAS No. 109).                     -
17,422          -
                                                                       ________
________    ________

  Net income .  .  .  .  .  .  .  .  .  .  .  .  .  .  .               $183,171
$205,916    $194,958
                                                                       ========
========    ========

  Average common shares outstanding  .  .  .  .  .  .  .                 93,000
92,808      89,128
                                                                       ________
________    ________

  Earnings per share of common stock
    Income before cumulative effect of change
      in accounting principle  .  .  .  .  .  .  .  .  .               $   1.97
$   2.03    $   2.19
    Cumulative effect of applying SFAS No. 109.  .  .  .                     -
.19          -
                                                                       ________
________    ________

    Net income  .  .  .  .  .  .  .  .  .  .  .  .  .  .               $   1.97
$   2.22    $   2.19
                                                                       ========
========    ========

PRIMARY EARNINGS PER SHARE

  Income before cumulative effect of change
    in accounting principle .  .  .  .  .  .  .  .  .  .               $183,171
$188,494    $194,958
  Cumulative effect of applying SFAS No. 109  .  .  .  .                     -
17,422          -
                                                                       ________
________    ________

  Net income .  .  .  .  .  .  .  .  .  .  .  .  .  .  .               $183,171
$205,916    $194,958
                                                                       ========
========    ========

  Average common shares outstanding  .  .  .  .  .  .  .                 93,000
92,808      89,128
  Incremental shares resulting from
    assumed exercise of stock options.  .  .  .  .  .  .                     78
316         139
                                                                       ________
________    ________
  Average common shares, as adjusted .  .  .  .  .  .  .                 93,078
93,124      89,267
                                                                       ________
________    ________

  Primary earnings per share
    Income before cumulative effect of change
      in accounting principle  .  .  .  .  .  .  .  .  .               $   1.97
$   2.02    $   2.18
    Cumulative effect of applying SFAS No. 109.  .  .  .                     -
.19          -
                                                                       ________
________    ________

    Net income  .  .  .  .  .  .  .  .  .  .  .  .  .  .               $   1.97
$   2.21    $   2.18
                                                                       ========
========    ========
________________________________________________________________________________
_______________________

                                                                     EXHIBIT 11
                                                                     (Cont.)
CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1) (Continued)
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_______________________
Years Ended December 31,                                                   1994
1993        1992
________________________________________________________________________________
_______________________


FULLY DILUTED EARNINGS PER SHARE (Note 2)

  Income before cumulative effect of change
    in accounting principle .  .  .  .  .  .  .  .  .  .               $183,171
$188,494    $194,958
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect .  .  .  .  .  .  .  .                 12,465
12,663      13,522
                                                                       ________
________    ________
  Income before cumulative effect of change
    in accounting principle, as adjusted.  .  .  .  .  .                195,636
201,157     208,480
  Cumulative effect of applying SFAS No. 109  .  .  .  .                     -
17,422          -
                                                                       ________
________    ________

  Net income, as adjusted.  .  .  .  .  .  .  .  .  .  .               $195,636
$218,579    $208,480
                                                                       ========
========    ========

  Average common shares outstanding  .  .  .  .  .  .  .                 93,000
92,808      89,128
  Incremental shares resulting from
    assumed exercise of stock options.  .  .  .  .  .  .                     96
349         161
  Shares issuable from assumed conversion of 7 1/4%
    Convertible Subordinated Debentures .  .  .  .  .  .                  4,577
4,630       4,630
                                                                       ________
________    ________
  Average common shares, as adjusted .  .  .  .  .  .  .                 97,673
97,787      93,919
                                                                       ________
________    ________

  Fully diluted earnings per share
    Income before cumulative effect of change
      in accounting principle, as adjusted .  .  .  .  .               $   2.00
$   2.06    $   2.22
    Cumulative effect of applying SFAS No. 109.  .  .  .                     -
.18          -
                                                                       ________
________    ________

    Net income, as adjusted .  .  .  .  .  .  .  .  .  .               $   2.00
$   2.24    $   2.22
                                                                       ========
========    ========
________________________________________________________________________________
_______________________

Notes:
(1)  This calculation is submitted in accordance with Regulation S-K
     Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2)  This calculation is submitted in accordance with Regulation S-K
     Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produces an antidilutive result.